   As filed with the Securities and Exchange Commission on February 26, 1999

                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
            (Exact name of registrant as specified in its charter)

         Delaware                                              54-1708481
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


                              1700 Old Meadow Road
                                  Third Floor
                            McLean, Virginia  22102
          (Address of Principal Executive Offices, including zip code)

                           ________________________

                 PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                           1998 RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                           ________________________

                              Robert Stankey, Esq.
                                General Counsel
                 Primus Telecommunications Group, Incorporated
                        1700 Old Meadow Road, 3rd Floor
                            McLean, Virginia  22102
                                 (703) 902-2800


(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                          David B.H. Martin, Jr., Esq.
                             Hogan & Hartson L.L.P.
                          555 Thirteenth  Street, N.W.
                          Washington, D.C.  20004-1109
                                 (202) 637-5600
                           ________________________

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                              Amount           Proposed maximum      Proposed maximum       Amount of
         Title of securities                   to be            offering price      aggregate offering     registration
          to be registered                   Registered (1)      per share (2)           price (2)           fee (2)

Common stock, par value $.01 per share        750,000               $11.75              $8,812,500            $2,450
=========================================================================================================================

(1) The Registrant is registering 750,000 shares of its common stock, par value $.01 per share ("Common Stock"), for issuance pursuant to its 1998 Restricted Stock Plan.

(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for purposes of calculating the amount of registration fee.

================================================================================

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          The documents containing the information specified in Part I will be sent or given to eligible persons participating in the Primus Telecommunications Group, Incorporated 1998 Restricted Stock Plan (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by
Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information

          If Plan participants call or write to Robert Stankey, Esq., General Counsel, Primus Telecommunications Group, Incorporated, 1700 Old Meadow Road, 3rd Floor, McLean, Virginia 22102, (703) 902-2800, we will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to Plan participants pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

          Primus Telecommunications Group, Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

          (a) The Registrant's Prospectus dated July 16, 1998 filed pursuant to Rule 424(b) under the Securities Act.

          (b) Periodic Reports filed on Form 10-K and Form 10-K/A for the period ended December 31, 1997, and on Form 10-Q for the periods ended March 31, June 30 and September 30, 1998.

          (c) Current Reports on Form 8-K filed on February 6, April 10, April 23, June 23, and December 30, 1998 and January 14, 1999, and on Form 8-K/A filed on January 5, January 7, February 6 and April 23, 1998 and February 4, 1999.

          (d) The description of the Registrant's common stock, par value $0.01 per share, contained in the Registrant's registration statement on Form S-1 filed on July 30, 1997, and the description of the Registrant's Stockholder Rights Plan contained in the Registrant's registration statement on Form 8-A filed on December 30, 1998.

          In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

           Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5.  Interests of Named Experts and Counsel

           Not applicable.

Item 6.  Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the "DGCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article X of the Registrant's Amended and Restated By-Laws provides that the Registrant, to the full extent permitted by Section 145 of the DGCL, shall indemnify all past and present directors or officers of the Registrant and may indemnify all past or present employees or other agents of the Registrant. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Registrant against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by the Registrant in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification. As permitted by Section 102(b)(7) of the DGCL, Article 11 of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends on or redemption of the Registrant's capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant maintains a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed

          Not applicable.

Item 8.  Exhibits


   Exhibit
     No.                                   Exhibit
     ---     ----------------------------------------------------------------
     4.1     Amended and Restated Certificate of Incorporation
             (incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-8 filed with the Commission on June 10, 1998).

     4.2 Description of the Registrant's Stockholder Rights Plan (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form 8-A filed with the Commission on December 30, 1998).

     5 Opinion of Robert Stankey, Esq. as to the validity of the securities registered hereunder (including the consent of Mr. Stankey).

     23.1    Consent of Deloitte & Touche LLP.

     23.2    Consent of Robert Stankey, Esq. (included in Exhibit 5).

     24      Power of Attorney (see signature page).

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on this 26th day of February, 1999.

                                    PRIMUS TELECOMMUNICATIONS
                                    GROUP INCORPORATED

                                    By: /s/ K. Paul Singh
                                       -----------------------------
                                       K. Paul Singh
                                       President, Chairman and Chief
                                       Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints K. Paul Singh and Neil L. Hazard and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-8 Registration Statement of Primus Telecommunications Group, Incorporated and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of February, 1999.

Signature                                       Title
---------                                       -----

/s/ K. Paul Singh             President, Chairman and Chief Executive
---------------------         Officer (Principal Executive Officer)
K. Paul Singh

/s/ Neil L. Hazard            Executive Vice President and Chief Financial
---------------------         Officer (Principal Financial Officer and
Neil L. Hazard                Principal Accounting Officer)


/s/ John F. DePodesta         Executive Vice President and Director
---------------------
John F. DePodesta

/s/ Herman Fialkov            Director
---------------------
Herman Fialkov


/s/ John Puente               Director
---------------------
John Puente

                                 EXHIBIT INDEX


  Exhibit
    No.                                       Exhibit
    ---      -----------------------------------------------------------------
    4.1      Amended and Restated Certificate of Incorporation.
             (incorporated by reference to Exhibit 3.1 to the Registrant's registration statement on Form S-8 filed with the Commission on June 10, 1998).

    4.2 Description of the Registrant's Stockholder Rights Plan (incorporated by reference to Exhibit 4.1 to the Registrant's registration statement on Form 8-A filed with the Commission on December 30, 1998).

    5 Opinion of Robert Stankey, Esq. as to the validity of the securities registered hereunder (including the consent of Mr. Stankey).

   23.1      Consent of Deloitte & Touche LLP.

   23.2      Consent of Robert Stankey, Esq. (included in Exhibit 5).

   24        Power of Attorney (see signature page).